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                                                                      EXHIBIT 11

                                  NOVELL, INC.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The computation of common and common share equivalents is as follows:

                                                                     FISCAL YEAR ENDED
                                                          ---------------------------------------
                                                          OCTOBER 26,   OCTOBER 31,   OCTOBER 30,
                                                             1991          1992          1993
                                                          -----------   -----------   -----------
                                                                      (IN THOUSANDS)
Weighted average number of common shares outstanding*....   285,464       296,865       307,110
Number of common share equivalents resulting from stock
  options, computed using the treasury stock method*.....    10,504        11,239         7,299
                                                          -----------   -----------   -----------
Number of common and common share equivalents used in
  computation*...........................................   295,968       308,104       314,409
                                                          -----------   -----------   -----------
                                                          -----------   -----------   -----------

- ------------

* All share amounts reflect the August 12, 1991 and August 26, 1992 two-for-one stock splits retroactively.

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